SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[X]	Soliciting Material Pursuant to §240.14a-12

INVESTMENT MANAGERS SERIES TRUST

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PLEASE VOTE TODAY! MEETING ADJOURNED

Oak Ridge Small Cap Growth Fund

Oak Ridge Multi Strategy Fund

The Special Meeting of Shareholders for the Oak Ridge Funds has been adjourned to permit shareholders additional time to consider the proposal for reorganization as described in the company’s proxy statement.

Our records indicate that we have not yet received your vote.

Please note that proxy solicitation costs are are borne by the current and future investment advisors to the Funds. These costs can be substantial. Voting today will help us manage such costs and will avoid the need for our proxy solicitor, Broadridge, to initiate further calls or mailings to you. We urge you to vote as soon as possible in order to allow Oak Ridge Funds to obtain a sufficient number of votes to hold the adjourned meeting as scheduled on December 28, 2018

Your vote matters and is important no matter how many shares you own. Please vote promptly so your vote can be received prior to the December 28, 2018 Adjourned Special Meeting of Shareholders.

Voting is quick and will only take a few minutes of your time.

The Fund offers three easy methods for you to vote:

Visit www.proxyvote.com and enter the control number that appears on your proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received before December 28, 2018.

Call 1-844-858-7382 Monday through Friday, 9:00am to 10:00pm, Eastern Time to speak with a proxy analyst.

OR

If you have your proxy materials, call 1-800-690-6903 and follow the touch-tone prompts to vote.

ORFADJ